Exhibit 23.1

Consent of Porter Keadle Moore, LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 14, 2004) pertaining to the 1994 Incentive Stock Option Plan and 2003 Stock Incentive Plan of our report dated January 30, 2004, with respect to the consolidated financial statements of WGNB Corp. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
June 14, 2004